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                                   EXHIBIT 3
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                        SETTLEMENT AGREEMENT AND RELEASE

                                     Parties

      The parties to this Agreement are BK Financial, Inc., a New York corporation and Tudor Financial, Inc., a Colorado corporation, f/k/a/ Capital Recovery, Inc. (collectively, the "Consultants") and NYLIFE Structured Asset Management Company Ltd. ("SAMCO").

                                      Facts

      The following facts exist and form the basis of this Agreement:

      1. SAMCO and Westinghouse Security Systems, a department of Westinghouse Electric Corporation ("Westinghouse") entered into a transaction relating to security alarm contracts (the "Transaction").

      2. SAMCO and Westinghouse's successor, WestSec, Inc. are parties to litigation involving claims related to the Transaction (the "Litigation").

      3. The Consultants have contracts with SAMCO for services related to the Transaction (the "Contracts").

      4. The parties enter this Agreement to avoid the expense and uncertainty of any present and future disagreements relating to the Litigation or the Contracts.

                               Terms of Agreement

      In consideration of the Recitals and these Agreement terms and conditions, the Parties agree as follows:

      1. In exchange for and conditioned upon SAMCO's payment to the Consultants of $3,400,000, the Consultants hereby release SAMCO, WestSec, and Westinghouse, and their parent and affiliated corporations, officers, directors, employees, agents, and representatives, of and from any and


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all claims, demands, damages, rights, causes of action or suits of any kind that the Consultants may now have based on existing facts, known or unknown. This release is intended to be as broad and comprehensive as the law allows. It covers and extinguishes all claims, rights, and causes of action that the Consultants may now have, whether or not such claims and rights are related to the Litigation or the Contracts.

      2. SAMCO hereby releases the Consultants, and their parent and affiliated corporations, officers, directors, employees, agents, and representatives, of and from any and all claims, demands, damages, rights, causes of action or suits of any kind that SAMCO may now have based on existing facts, known or unknown. This release is intended to be as broad and comprehensive as the law allows. It covers and extinguishes all claims, rights, and causes of action that SAMCO may now have, whether or not such claims and rights are related to the Litigation or the Contracts.

      3. This Agreement constitutes the sole and entire agreement between the Consultants and SAMCO, and supersedes all prior agreements, negotiations, and discussions between the Parties. Consultants and SAMCO each represents it has read and understands this Agreement, that this Agreement constitutes a good faith settlement of the parties' dispute, and that each of them enters into this Agreement freely and voluntarily. This Agreement is being entered into for the express purpose of fully and finally compromising and settling all claims which were or could have been asserted in any lawsuit or dispute between each of them. The Consultants and SAMCO each acknowledge that, in entering into this Agreement, it is not relying upon any representations, statements, or understandings other than those expressly set forth in this Agreement.

      4. The payment by SAMCO to the Consultants referred to in paragraph 1 hereof shall be made within three business days following SAMCO's receipt from WestSec of the funds representing the final settlement between SAMCO and WestSec. SAMCO will deliver its checks by


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reputable overnight courier as follows: check in the amount of $2,266,666.67 payable to BK Financial, Inc. sent to "Attn: Dan Buompane, 6 Woody Lane, Larchmont, N.Y. 10538 (914-834-9119)", and check in the amount of $1,133,333.33 payable to Tudor Financial, Inc. sent to "Attn: James Day, 820 S. Adams, Denver, Co. 80209 (303) 722-0118".

      5. This Agreement, and all releases and settlements hereunder, shall be null and void if the payment of funds to the Consultants is not made on or before December 31, 1998, whereupon all existing agreements among the parties hereto shall remain in full force and effect.

      6. The parties covenant not to sue on any of the claims released by this Agreement.

      This Agreement is executed as of December 11, 1998.


SWORN TO BEFORE ME 12/9/98
                                   BK Financial, Inc., a New York corporation

 Notary: John A. Dionisio          By: /s/ Daniel P. Buompane
         ----------------------        --------------------------------
         Name:                         Daniel P. Buompane, President

       JOHN A. DIONISIO
Notary Public, State of New York
          No. 4804045
Qualified in Westchester County
Commission Expires September 30,
             2000
                                   Tudor Financial, Inc., a Colorado corporation

 Notary: /s/ [ILLEGIBLE]           By: /s/ James R. Day
         ----------------------        --------------------------------
         Name:                         James R. Day, President

 Comm exp: 12-9-2000

                                   NYLIFE Structured Asset Management
                                   Company Ltd.

 Notary: /s/ Jeanne Louther        By: /s/ Kevin M. Micucci
         ----------------------        --------------------------------
         Name: Jeanne Louther          Kevin M. Micucci, President

         JEANNE LOUTHER
Notary Public, State of New York
         No. 24-4846141
    Qualified in Kings County
Certificate Filed in New York County
Commission Expires April 30, 1999
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